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                               LEVCO SERIES TRUST

                           Certificate of Designation

     The undersigned, constituting a majority of the trustees (the "Trustees") of LEVCO Series Trust Institutional Investors Trust, organized under the laws of the State of Delaware as a business trust (the "Trust"), hereby certify that, pursuant to the authority conferred upon the Trustees of the Trust by Section 6 of Article III of the Amended and Restated Declaration of Trust dated January 2, 1997 (the "Declaration of Trust"), they have executed this instrument for the purpose of establishing new series of shares and specifying the rights and privileges of such new series, as follows:

     1. There is hereby established and designated, effective as of the date hereof, a new series of shares of the Trust (the "Series"), which shall be known as:

                        Van Eck.Levin Mid Cap Value Fund

     2. Beneficial interests in the Series hereby established shall be of a single class, Class A, and represented by shares having a par value of $0.001 per share ("Shares"), of which an unlimited number may be issued.

     3. Shares of the Series hereby established shall have the rights and preferences provided in Article III, Section 6 of the Declaration of Trust and elsewhere in the Declaration of Trust, except as otherwise set forth in this Certificate of Designation.

     4. Shares of the Series hereby established shall have such voting rights as provided by the Declaration of Trust.

     5. This Certificate of Designation may be executed in counterparts, each of which shall, for all purposes, constitute an original, and all of which when taken together, shall constitute but one and the same instrument.

     IN WITNESS WHEREOF, each of the undersigned Trustees of the Trust have set their hands as of the [_]th day of December, 2001.

                                    /s/
                                    ------------------------------------
                                    John A. Levin

                                    /s/
                                    ------------------------------------
                                    Glenn A. Aigen

                                    /s/
                                    ------------------------------------
                                    Gregory T. Rogers

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                                    /s/
                                    --------------------------------------
                                    Thomas C. Barry

                                    /s/
                                    --------------------------------------
                                    Charles L. Booth, Jr.

                                    /s/
                                    --------------------------------------
                                    James B. Rogers, Jr.

                                    /s/
                                    --------------------------------------
                                    Edward J. Rosenthal

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